Exhibit 99.1

Core-Mark Announces a Definitive Agreement to Acquire Auburn Merchandise Distributors, Inc.

South San Francisco, California – May 9, 2008 – Core-Mark Holding Company, Inc. (Nasdaq:CORE), one of the largest North American distributors to the convenience retail industry, announced today that it has signed a definitive agreement to acquire substantially all of the assets of Auburn Merchandise Distributors, Inc. for approximately $28 million. The assets being purchased include primarily accounts receivable, inventory and fixed assets. This agreement does not provide for the purchase of real property or significant liabilities. Core-Mark expects to fund the transaction from excess availability under its $250 million Revolving Credit Facility and from working capital that will be generated after the close. The deal is expected to close in June and be accretive in 2008 excluding approximately $1.4 million in start up and conversion costs.

Auburn has historically generated annual sales of approximately $260 million and is well positioned to service a multi-state geography, complementing the Core-Mark distribution footprint in the Northeast marketplace.

“We are very pleased to be joining the Core-Mark family and look forward to being part of a company with such a great reputation for customer service and a history of success. We believe that together with Core-Mark we will have a team very well suited to serve the Auburn customers’”, said Bill Potvin, President of Auburn Merchandise Distributors.

“Auburn’s history of putting the customer first with fast, flexible service resonates highly with our culture and business practices,” said Scott McPherson, Senior Vice President of Core-Mark. “We are very impressed with the Auburn team and believe that this synergistic combination will result in continued great service with more marketing programs and products to help Auburn’s customers grow their sales”.

Core-Mark

Core-Mark is one of the largest broad-line, full-service wholesale distributors of packaged consumer products to the convenience retail industry in North America. Founded in 1888, Core-Mark provides distribution and logistics services as well as marketing programs to over 22,000 retail locations in 45 states and five Canadian provinces through 25 distribution centers, two of which Core-Mark operates as third party logistics providers. Core-Mark services traditional convenience retailers, grocers, drug, liquor and specialty stores, and other stores that carry consumer packaged goods. For more information, please visit www.core-mark.com

Safe Harbor

Except for historical information, the statements made in this press release are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Forward-looking statements in some cases can be identified by the use of words such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan,” “propose” or other similar words or expressions. These forward-looking statements are based on the current plans and expectations of our management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those discussed in such forward looking statements.

Factors that might cause or contribute to such differences include, but are not limited to our dependence on the convenience store industry for our revenues; competition; price increases; our dependence on relatively few suppliers; the low-margin nature of cigarette and consumable goods distribution; certain distribution centers’ dependence on a few relatively large customers; competition in the labor market and collective bargaining agreements; product liability claims and manufacturer recalls of products; fuel price increases; our dependence on our senior management and key personnel; currency exchange rate fluctuations; our ability to borrow additional capital; governmental regulations and changes thereto; earthquake and natural disaster damage; failure or disruptions to our information systems;; a general decline in cigarette sales volume; competition from sales of deep-discount brands and illicit and other low priced sales of cigarettes. See the “Risk Factors” section included in our Form 10-K, our most recent Form 10-Q and all other information discussed in our filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that may affect our business. Except as provided by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Ms Milton Gray Draper, Director of Investor Relations at 650-589-9445 X3027 or at mdraper@core-mark.com

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